     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2000
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                             TO FORM S-4 ON FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                              TRAVELOCITY.COM INC.
             (Exact Name of Registrant as Specified in Its Charter)

    DELAWARE            4200 BUCKINGHAM BOULEVARD                75-2855109
 (State or Other                 MD 1400                      (I.R.S. Employer
 Jurisdiction of         FORT WORTH, TEXAS 76155            Identification No.)
Incorporation or           Tel. (817) 963-2923
  Organization)
           (Address of Principal Executive Offices Including Zip Code)

                               -------------------

            TRAVELOCITY HOLDINGS, INC. 1999 LONG-TERM INCENTIVE PLAN
                TRAVELOCITY.COM LP 1999 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                               -------------------

     TERRELL B. JONES                       ANDREW B. STEINBERG, ESQ.
 CHIEF EXECUTIVE OFFICER             EXECUTIVE VICE PRESIDENT ADMINISTRATION,
   TRAVELOCITY.COM INC.              GENERAL COUNSEL AND CORPORATE SECRETARY
4200 BUCKINGHAM BOULEVARD                     TRAVELOCITY.COM INC.
         MD 1400                           4200 BUCKINGHAM BOULEVARD
 FORT WORTH, TEXAS 76155                             MD 1400
      (817) 963-2923                         FORT WORTH, TEXAS 76155
                                                 (817) 963-2923

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                               -------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE           OFFERING PRICE              AGGREGATE               AMOUNT OF
     TO BE REGISTERED              REGISTERED               PER UNIT              OFFERING PRICE          REGISTRATION FEE
                                    (1) (2)                                                                     (3)
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR                  7,000,000             NOT APPLICABLE           NOT APPLICABLE                 $0
VALUE $.001 PER SHARE
--------------------------------------------------------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement on Form S-8 (this "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described in this Registration Statement.


(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Travelocity Holdings Inc. 1999 Long-Term Incentive Plan and Travelocity.com LP 1999 Long-Term Incentive Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Travelocity.com Inc. Common Stock.
(2) The Registrant previously registered 22,945,952 shares of its common stock, par value $.001 per share, under its Registration Statement on Form S-4 No. 333-95757 (the "Form S-4"), which was declared effective on February 4, 2000. The number of shares registered under the Form S-4 was based on the maximum number of shares of common stock, $0.001 par value, of the Registrant which may be issued to the stockholders of Preview Travel, Inc., a Delaware corporation ("Preview Travel"), pursuant to the merger of Preview Travel with and into the Registrant as described in the aforementioned Form S-4.
(3) A registration fee of $209,748.95 was previously paid in connection with the registration of 22,945,952 shares of the Registrant's common stock under the Form S-4. The registration fee paid under the Form S-4 was calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on a price of $34.625 per share of common stock of Preview Travel (the average of the high and low price per share of common stock of Preview Travel as reported on the Nasdaq National Market on January 27, 2000), which shares will be canceled upon completion of the merger of Preview Travel with and into the Registrant. On November 5, 1999, the Registrant paid a fee equal to $89,804.66 in connection with preliminary proxy materials filed on Schedule 14A by Preview Travel.
================================================================================

                             INTRODUCTORY STATEMENT

         Travelocity.com Inc. (the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4, File No. 333-95757, effective February 4, 2000 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (the "Registration Statement") relating to up to 7,000,000 shares of Company common stock, 4,500,000 of which are issuable under the Travelocity Holdings, Inc. 1999 Long-Term Incentive Plan and the lessor of (a) four million, five hundred thousand (4,500,000) or (b) seven million (7,000,000) minus the shares issued or subject to awards under the Travelocity Holdings Inc. 1999 Long-Term Incentive Plan of which are issuable under the Travelocity.com LP 1999 Long-Term Incentive Plan. All such shares of Company common stock were previously registered on the Form S-4, and are being transferred to this Form S-8.

         On March 7, 2000, the stockholders of Preview Travel, Inc., a Delaware corporation ("Preview Travel") held a special meeting to consider and vote on a proposal to adopt an Agreement and Plan of Merger, dated as of October 3, 1999, between Travelocity.com Inc., certain of its affiliates and Preview Travel, providing for the merger of Preview Travel into Travelocity.com with Travelocity.com being the surviving entity. In the merger, Preview Travel stockholders receive one share of Travelocity.com common stock for each share of Preview Travel. Upon consummation of the merger, Preview Travel's separate corporate existence ceased. Pursuant to the Merger Agreement, the Company assumed the Preview Travel stock option plans, and each unexpired and unexercised outstanding option to purchase Preview Travel common stock under the Preview Travel stock option plans was automatically converted into an option to purchase the equivalent number of shares of Company common stock at the same option exercise price.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

               Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

               Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference into this Registration Statement and made a part hereof:

         1. The Company's latest Prospectus filed with the Commission pursuant to Rule 424B3 under the Securities Act of 1933, as amended, on February 8, 2000.

         2.    All reports filed by the Company with the Commission pursuant to
               Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1999.

         3. The description of the Shares set forth in the Company's Registration Statement on Form S-4, filed with the Commission on January 31, 2000, including any amendment or report filed for the purpose of updating such description.

         4. All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document.

         The consolidated financial statements of Preview Travel included in Preview Travel's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference to the Prospectus, have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report included in Preview Travel's Annual Report on Form 10-K. These consolidated financial statements are incorporated by reference in this Registration Statement in reliance upon the report given and upon the authority of PricewaterhouseCoopers as experts in accounting and auditing.

         Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

               Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

              (a) permissive indemnification for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

              (b) permissive indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

              (c) mandatory indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in litigation covered by a. and b. above; and

              (d) that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which may be provided under any bylaw, agreement, stockholder or disinterested director vote, or otherwise.

         Travelocity.com Inc.'s restated certificate of incorporation provides that a director shall not be personally liable to Travelocity.com Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to Travelocity.com Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transactions from which the director derived an improper personal benefit.

         The restated bylaws also provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer of Travelocity.com Inc. (or was serving at the request of Travelocity.com Inc. as a director, officer, employee or agent for another entity) shall be, and employees and agents may be, indemnified and held harmless by Travelocity.com Inc., to the fullest extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss reasonably incurred by such person in connection therewith. The restated bylaws further provide that such rights to indemnification are contract rights and shall include the right to be paid by Travelocity.com Inc. the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that, if the DGCL so requires, such payment shall only by made upon delivery to Travelocity.com Inc. by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payment is not entitled to be indemnified. Travelocity.com Inc. must advance the expenses incurred by the director or officer in defending any proceeding, within 60 days of receipt of the request for indemnification. Such expenses, including attorneys' fees, may be paid with respect to indemnified employees and agents, as the Board of Directors deems appropriate. The restated bylaws provide that the right to indemnification and to the advance payment of expenses shall not be exclusive of any other right which any person may have or acquire under any statute, provision of Travelocity.com Inc.'s restated bylaws, restated certificate of incorporation, or otherwise. The restated bylaws also provide that, subject to the approval of a majority of the Board of Directors regarding the terms of availability of the insurance, Travelocity.com Inc. must maintain insurance, at its expense, to protect any of its directors and officers against any liability arising out of his or her status as a director or officer, whether or not Travelocity.com Inc. would have the power to indemnify the director or officer against such liability under the restated bylaw's indemnification provision.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

              Inapplicable.

ITEM 8.  EXHIBITS.

             EXHIBIT NO.                   DESCRIPTION
             -----------   -----------------------------------------------------

                  4.1 Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit No. 3.2 of the Company's Registration Statement on Form S-4 (Reg. No. 333-95757), originally filed with the SEC on January 31, 2000).

                  4.2 Restated Bylaws of the Company. (Incorporated by reference to Exhibit No. 3.4 of the Company's Registration Statement on Form S-4 (Reg. No. 333-95757), originally filed with the SEC on January 31, 2000).

                  4.3 Amended and Restated Agreement of Limited Partnership of Travelocity.com LP. (Incorporated by reference to Exhibit No. 10.4 of the Company's Registration Statement on Form S-4 (Reg. No. 333-95757), originally filed with the SEC on January 31, 2000).

                  5.1      Legal Opinion of Gibson, Dunn & Crutcher LLP.

                 23.1      Consent of Gibson, Dunn & Crutcher LLP*

                 23.2      Consent of Ernst & Young LLP, Independent Auditors

                  23.3     Consent of PricewaterhouseCoopers LLP, Independent
                           Auditors

                  24.1     Power of Attorney**

                  *Included in Exhibit 5.1

                  **Included on signature page.

ITEM 9.  UNDERTAKINGS.

         A.       RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or finished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          [SIGNATURES ON THE NEXT PAGE]

                                   SIGNATURES

                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 8th day of March, 2000.

                                         TRAVELOCITY.COM INC.



                                         By: /s/ Terrell B. Jones
                                         Name:   TERRELL B. JONES
                                         Title:  Chief Executive Officer


                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Terrell B. Jones and Andrew B. Steinberg, Esq., and each of them severally as his or her attorney-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


          NAME AND SIGNATURE                                TITLE                                  DATE
          ------------------                                -----                                  ----
/s/ TERRELL B. JONES
--------------------------------------------       President and Chief Executive              March 8, 2000
Terrell B. Jones                                   Officer and Director (Principal
                                                   Executive Officer)


/s/ JAMES D. MARSICANO
--------------------------------------------       Executive Vice President                   March 8, 2000
James D. Marsicano                                 of Sales and Service

/s/ ANDREW B. STEINBERG
--------------------------------------------       Executive Vice President                   March 8, 2000
Andrew B. Steinberg                                Administration, General
                                                   Counsel and Corporate Secretary


/s/ RAMESH K. PUNWANI
--------------------------------------------       Chief Financial Officer (Principal         March 8, 2000
Ramesh K. Punwani                                  Financial Officer and Principal
                                                   Accounting Officer)

/s/ WILLIAM J. HANNIGAN
--------------------------------------------       Chairman of the Board                      March 8, 2000
William J. Hannigan

/s/ BRADFORD J. BOSTON                             Director                                   March 8, 2000
--------------------------------------------
Bradford J. Boston


/s/ F. WILLIAM CONNER                              Director                                   March 7, 2000
--------------------------------------------
F. William Conner


/s/ PAUL C. ELY, JR.                               Director                                   March 7, 2000
--------------------------------------------
Paul C. Ely, Jr.


/s/ JEFFERY M. JACKSON                             Director                                   March 8, 2000
--------------------------------------------
Jeffery M. Jackson


/s/ GLENN W. MARSCHEL, JR.                         Director                                   March 8, 2000
--------------------------------------------
Glenn W. Marschel, Jr.

                                  EXHIBIT INDEX


EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
  4.1             Restated Certificate of Incorporation of the Company.
                  (Incorporated by reference to Exhibit No. 3.2 of the Company's
                  Registration Statement on Form S-4 (Reg. No. 333-95757),
                  originally filed with the SEC on January 31, 2000).

  4.2 Restated Bylaws of the Company. (Incorporated by reference to Exhibit No. 3.4 of the Company's Registration Statement on
                  Form S-4 (Reg. No. 333-95757), originally filed with the SEC on January 31, 2000).

  4.3             Amended and Restated Agreement of Limited Partnership of
                  Travelocity.com LP. (Incorporated by reference to Exhibit No.
                  10.4 of the Company's Registration Statement on Form S-4 (Reg.
                  No. 333-95757), originally filed with the SEC on January 31,
                  2000).

  5.1             Legal Opinion of Gibson, Dunn & Crutcher LLP.

 23.1             Consent of Gibson, Dunn & Crutcher LLP*

 23.2             Consent of Ernst & Young LLP, Independent Auditors

 23.3             Consent of PricewaterhouseCoopers LLP, Independent Auditors

 24.1             Power of Attorney**

   *  Included in Exhibit 5.1

   ** Included on signature page.